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                                   EXHIBIT A
                                   ---------

                       Directors and Executive Officers
                       --------------------------------

     The names of the President, Fellows and Executive Officers of Harvard and their business addresses and present principal occupation or employment are set forth below. If no business address is given, the business address of such director or executive officer is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.


President, Fellows and Executive Officers of Harvard College
------------------------------------------------------------

Name                                         Office/Position
----                                         ---------------

Lawrence H. Summers                          President

D. Ronald Daniel                             Treasurer

Mark Goodheart                               Secretary

Hanna H. Gray                                Fellow

Conrad K. Harper                             Fellow

James R. Houghton                            Fellow

Robert G. Stone, Jr.                         Fellow

Herbert S. Winokur, Jr.                      Fellow

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